Exhibit 10.2

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (“Agreement”) is made as of September 2, 2005, by and among the persons and/or entities (each, a “Seller” and collectively, the “Sellers”) listed on the Schedule of Sellers attached as Exhibit A-1; and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on the Schedule of Investors attached as Exhibit A-2; and Actions Semiconductor Co., Ltd., an exempted company organized under the laws of the Cayman Islands (the “Company”).

RECITALS

A. The Sellers are holders of record of certain of the Company’s common shares, having par value of US$0.000001 each (“Common Shares”);

B. The Investors wish to purchase from Sellers, and Sellers wish to sell to the Investors, the number of Common Shares of the Company described herein, pursuant to the terms and subject to the conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

1. Sale of Shares

Subject to the terms and conditions hereof, at the Closing (as such term is defined in Section 2.01 below), each of the Investors will purchase from the Sellers, the number of Common Shares specified next to such Investor’s name in Exhibit A-2 of this Agreement, and each Seller will sell to the Investors such number of Common Shares specified next to such Seller’s name in Exhibit A-1 of this Agreement. The consideration payable by Investors for each Common Share purchased shall be US$0.833 (“Share Price”), resulting in an aggregate amount of consideration of US$95,889,905 (“Purchase Price”) (subject to adjustment as provided in Section 5). The portion of the Purchase Price payable by each Investor for the number of Common Shares purchased by such Investor pursuant to this Agreement is specified next to such Investor’s name in Exhibit A-2. The Investors’ obligations hereunder are several and not joint. The Sellers’ obligations hereunder are several and not joint. The Common Shares purchased by the Investors pursuant to this Agreement shall be collectively referred to in this Agreement as the “Shares.”

2. Closing; Delivery

2.01 The purchase and sale of the Shares hereunder shall take place remotely via the exchange of documents and signatures on September 9, 2005 (“Closing”), or at such time and date and at such location to be mutually agreed to by the parties;

2.02 Subject to the terms of this Agreement, at the Closing:

(A) the Sellers shall cause the Company to update its register of members to reflect the transfer of the Shares from the Sellers to the Investors and, shall deliver as soon as possible to each of the Investors a certificate representing such number of Shares purchased by each Investor against payment of the Share Price payable therefor by each Investor in accordance with Section 2.02(B) below, which Share Price may be adjusted pursuant to Section 5.

Share Purchase Agreement

(B) the Investors shall deliver to the Sellers (1) an executed counterpart of this Agreement, the Shareholders Agreement entered into by and among the Company, the Sellers and the Investors in the form attached hereto as Exhibit B (“Shareholders Agreement”) and the Escrow Agreement entered into by and among the Sellers, the Investors and a third party independent person or institution acting as escrow agent in the form attached hereto as Exhibit C (“Escrow Agreement” and along with the Shareholders Agreement, the “Ancillary Agreements”), and (2) the Investors shall deliver payment of the Purchase Price as follows:

(a) an aggregate of US$83,918,056.28, which represents approximately 87.5% of the Purchase Price, by check or by wire transfer of immediately available U.S. dollar funds to the following bank account on or prior to the Closing:

BANK: First Sino Bank Shanghai Hong Qiao Branch

Address: No.900 Huang Jin Cheng Road, Changning

Shanghai, 201103, P.R.C.

Swift address: FSBCCNSH

A/C Name: Sino-Century Globaltec Co., Ltd.

A/C No.: 404993-02600001621

Through Bank of New York, New York.

Address: 1 Wall St., 8F, New York, NY 10286

A/C No:890-0328-576,

Swift Address: IRVTUS3N

The Sellers shall allocate the total funds received amongst themselves, without further obligation to notify Investors or further obligation on the part of the Investors; and

(b) an aggregate of US$11,971,848.72 (the “Escrow Funds”), which represents US$0.104 per Share, or approximately 12.5% of the Purchase Price, by wire transfer of immediately available U.S. dollar funds to the bank account designated in writing by the escrow agent (“Escrow Account”) pursuant to the Escrow Agreement.

2.03 As set forth in Section 2.02(B)(2)(b), the parties hereto agree that a portion of the Purchase Price shall be set aside and transferred to the Escrow Account at Closing pursuant to the Escrow Agreement as reserve for payment to the Investors upon the occurrence of certain Share Price adjustments provided for herein, or to compensate the Investors upon a M&A Event (as defined in Section 5.04). The parties shall collectively agree to the selection of a person or an institution to serve as the escrow agent and any fees and expenses of the escrow agent incurred in connection with the Escrow Agreement shall be shared by the Sellers and the Investors.

2	Share Purchase Agreement

3. Representations and Warranties

3.01 Representations and Warranties of Sellers. Except as set forth under this Agreement, the Ancillary Agreements and in a disclosure letter executed by the Company and addressed and delivered to each of the Investors (the “Disclosure Letter”) in connection with this Agreement, the contents of which shall be deemed to qualify the representations and warranties made hereunder, each Seller, severally and not jointly, represents and warrants to the Investors as of the date of this Agreement and on and as of the date of the Closing, if not the same date as the date hereof, with the same effect as if made on and as of the date of the Closing, as follows:

(A) Authorization. Seller has full power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, and this Agreement and each of the Ancillary Agreements to which it is a party, when executed and delivered by the Seller, will constitute valid and legally binding obligations of the Seller, enforceable against it in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws or regulations relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(B) Ownership of Shares. Seller is the lawful owner of such number of Shares specified next to such Seller’s name in Exhibit A-1, free and clear of all liens, encumbrances, restrictions and claims of every kind and has not transferred or entered into any agreements to transfer such Shares (other than this Agreement). Seller has full legal right, power and authority to sell, assign, transfer and convey such Shares pursuant to this Agreement. The original issuance of the Shares to each Seller constituted payment in full for the shares of Actions Semiconductor Co., Ltd, a company organized under the laws of the Republic of Mauritius (“Actions Mauritius”), that each Seller exchanged therefor. The delivery to the Investors of such Shares pursuant to the provisions of this Agreement will transfer to the Investors valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. Such Shares are not subject to any preemptive rights, rights of first refusal or other rights to purchase the Shares (whether in favor of the Company or any other person). Other than the Shareholders Agreement, Seller has not entered into any agreement with the Company the effect of which is to modify the rights of the holder of the Shares.

(C) No Violation. Neither the execution, delivery or performance of this Agreement by the Seller nor the consummation of the transaction contemplated hereby (i) to Seller’s knowledge, will violate or conflict with the Company’s Memorandum and Articles of Association (“Memorandum and Articles”) or any other constitutional documents of the Company, (ii) will conflict with or result in any breach of or default under any provision of any contract or agreement of any kind to which Seller is a party or by which Seller is bound, (iii) is prohibited by or requires Seller to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person, (iv) to Seller’s knowledge, will cause any acceleration of the maturity of any note, instrument or other obligation to which the Company is a party or by which the Company is bound or with respect to which the Company is an obligor or guarantor or (v) to Seller’s knowledge, will result in the creation or imposition of any lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the properties, assets, business, agreements or contracts of the Company.

3	Share Purchase Agreement

3.02 Representations and Warranties with respect to the Company. Except as set forth under this Agreement, the Ancillary Agreements and in the Disclosure Letter, the contents of which shall be deemed to qualify the representations and warranties made hereunder, the Company and each Seller, severally and not jointly, hereby represent and warrant to the Investors as of the date of this Agreement and on and as of the date of the Closing, if not the same date as the date hereof, with the same effect as if made on and as of the date of the Closing, as follows:

(A) Organization and Standing. Each Group Company (as defined below) is a company duly organized and validly existing under the laws of the place of its incorporation or establishment and is in good standing under such laws. Each Group Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Each Group Company is duly qualified and authorized to transact its current business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties or financial condition. The Company’s Memorandum and Articles is in the form attached hereto as Exhibit D, and such Memorandum and Articles have been duly filed with and accepted by the Registrar of Companies of the Cayman Islands.

(B) Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Shareholders Agreement and to carry out and perform its obligations under the terms of this Agreement and the Shareholders Agreements and the transactions contemplated hereby and thereby.

(C) Subsidiaries. Except as set forth in the Disclosure Letter, the Company has no other subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or other business entity. The Company and its subsidiaries set forth in the Disclosure Letter (excluding Hi-Trend Investment Holding Co., Ltd.) are collectively referred to hereinafter as the “Company Group” and each as a “Group Company.”

(D) Capitalization.

(1) Company. The authorized share capital of the Company immediately prior to the Closing, consists of two billion (2,000,000,000) authorized Common Shares, par value US$0.000001 per share, of which 480,000,000 Common Shares are issued and outstanding. All issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable securities laws in relevant jurisdictions. There are no options, warrants, conversion privileges or other rights or agreements outstanding or under which the Company is or may become obligated to issue any securities of any class or series. Other than the Shareholders Agreement, there are no other agreements between the Sellers with respect to the Common Shares or the shares of any other Group Company.

4	Share Purchase Agreement

(2) Mauritius Company. The authorized share capital of Actions Mauritius immediately prior to the Closing, consists of three million (3,000,000) authorized shares, with no par value per share, all of which are issued to the Company. All issued and outstanding shares of Actions Mauritius have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable securities laws in relevant jurisdictions. There are no options, warrants, conversion privileges or other rights or agreements outstanding or under which Actions Mauritius is or may become obligated to issue any securities of any class or series.

(3) Hong Kong Company. The authorized share capital of Actions Technology (H.K.) Company Ltd, a company organized under the laws of the Hong Kong (“Actions HK”), immediately prior to the Closing, consists of ten thousand (10,000) authorized shares, with HK$1.00 par value per share. One share of Actions HK is issued to Actions Mauritius and one share of Actions HK is issued to Yang Shih Tsung. Other than the foregoing, no other shares of Actions HK are outstanding. All issued and outstanding shares of Actions HK have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable securities laws in relevant jurisdictions. There are no options, warrants, conversion privileges or other rights or agreements outstanding or under which the Actions HK is or may become obligated to issue any securities of any class or series.

(4) PRC Company. Immediately prior to the Closing, Actions Semiconductor Co., Ltd., a wholly foreign-owned enterprise organized as a limited liability company under the laws of the PRC (“PRC WFOE”) has registered capital of five million U.S. dollars (US$5,000,000), which registered capital has been contributed in full. Actions Mauritius owns 100% of the registered capital of the PRC WFOE, and such registered capital is not subject to any encumbrance. The PRC WFOE is not a party to or bound by any option, agreement or arrangement to allot or issue or sell or create any lien on any of its registered capital or any other security convertible into any registered capital or other security of the PRC WFOE.

(E) Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Shareholders Agreement by the Company and the performance of all of the Company’s obligations hereunder and under the Shareholders Agreement have been taken or will be taken prior to the Closing. This Agreement and the Shareholders Agreement, when duly executed and delivered by the Company, constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(F) Title to Properties; Liens and Encumbrances. Each Group Company has good and marketable title to all of its properties and assets, and is in compliance with the lease of all material properties leased by it, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than the lien of current taxes not

5	Share Purchase Agreement

yet due and payable. Each Group Company is not in default under or in breach of any provision of its material leases, and each Group Company holds valid leasehold interests in the properties which it leases. Each Group Company’s material properties and assets are in good condition and repair.

(G) Financial Statements. The Sellers have delivered to the Investors the draft unaudited consolidated financial statements (including balance sheet, statement of operations and statement of cash flows) of Actions Mauritius for the years ended December 31, 2002, 2003, and 2004, and unaudited six months ended June 30, 2005 (all such financial statements collectively referred to herein as the “Financial Statements”). Such Financial Statements (a) are true, correct and complete in all material respects and present fairly the financial condition of the Company Group as of the date or dates therein indicated and the results of operations for the period or periods therein specified, and (b) have been prepared in accordance with the generally accepted accounting practices in the United States applied on a consistent basis.

(H) Liabilities. No Group Company has any material liabilities that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which such Group Company has otherwise become directly or indirectly liable that are not reflected on the Financial Statements, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2005 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles in the United States to be reflected in the Financial Statements, which, both individually and in the aggregate, are not material to the financial condition or operating results of the Company Group.

(I) Intellectual Property.

(1) The Company Group owns or possesses such title and legal rights to, and interest in (without lien thereon), all patents, patent applications, trademarks, trade names, copyrights, trade secrets, proprietary rights, proprietary processes, technology, software license and other information that are necessary to enable the Company to carry on its business as now conducted and as presently proposed to be conducted (each such item, the “Company Intellectual Property”) without, to the Sellers’ or Company’s knowledge, any conflict with or infringement of the rights of others, except where such conflict or infringement would not reasonably be expected to have a material adverse effect on the Company Group’s business, properties or financial condition. To the Sellers’ or Company’s knowledge, no Group Company has received any communications alleging that it or any Group Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity.

(2) Each Group Company has taken steps that are reasonably required or necessary to protect its rights in its confidential information and trade secrets or any trade secrets or confidential information of third parties provided to it related thereto, and, without limiting the foregoing, each Group Company has enforced a policy requiring each employee to execute proprietary information and confidentiality agreements.

6	Share Purchase Agreement

(3) To the Seller’s and Company’s knowledge, no employee of a Group Company is obligated under any agreement, or subject to any judgment, decree or order of any court or administrative agency, that would prevent such employee from assigning to the Group Company inventions conceived or reduced to practice in connection with services rendered to such Group Company.

(J) Material Contracts and Other Commitments.

(1) There are no agreements, understandings, instruments, contracts or proposed transactions to which any Group Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, any Group Company in excess of US$500,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from any Group Company, except for ordinary course proprietary information agreements with its own employees or consultants, and standard end-user license agreements relating to software products used by, or products sold to customer of, any Group Company in the ordinary course of business, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the exclusive right of any Group Company to develop, manufacture, assemble, distribute, market or sell its products.

(2) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities in excess of US$500,000, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the license of software in the ordinary course of business.

(3) All the material contracts, agreements and instruments to which any Group Company is a party are valid, binding and in full force and effect in all material respects, and are valid, binding and enforceable by the applicable Group Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. To the Sellers’ or Company’s knowledge, none of the Group Companies is in material default under any material contract, and, to the Sellers’ and Company’s knowledge, no other party to any such contract is in material default.

(K) Litigation. There is no action, suit, claim, proceeding or arbitration of any nature pending or, to the Sellers’ and Company’s knowledge, threatened against any Group Company or any of its assets or properties or any of its officers or directors. To the Sellers’ and Company’s knowledge, there is no investigation pending or threatened by or before any governmental entity against any Group Company or any of Group Company’s assets, properties, officers, directors or shareholders. To the Sellers’ or Company’s knowledge, no governmental entity has at any time challenged or questioned the legal right of any Group Company to manufacture, offer or sell any of its products in the present manner or style thereof or to conduct its business as presently being conducted.

7	Share Purchase Agreement

(L) Taxes. Each Group Company has timely filed all tax returns and reports as required by law and such returns and reports are true and correct in all material respects. Each Group Company has paid all taxes and other assessments due, except where the failure to pay such tax or assessment would not reasonably be expected to have a material adverse effect on such Group Company’s business, properties or financial condition. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against any Group Company, and to the Sellers’ and Company’s knowledge there are no actions, suits, proceedings, investigations or claims now pending against any Group Company with respect to any tax or assessment or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority. To the Sellers’ or Company’s knowledge, no Group Company has had any tax deficiency proposed or assessed against it or been audited by governmental authorities.

(M) Registration Rights and Voting. Except as provided in the Shareholders Agreement, the Company is not under any obligation, and has not granted any rights (including piggyback registration rights), to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued. To the Sellers’ and Company’s knowledge, except as provided in the Shareholders Agreement, no shareholder of the Company has entered into any agreement with respect to the voting of any Group Company’s securities.

(N) Compliance with Laws; Permits. None of the Group Companies is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties. Each Group Company has all material franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, or financial condition of such Group Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. No Group Company is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(O) Disclosure. To the knowledge of the Sellers’ this Agreement, the Disclosure Letter and the Ancillary Agreements do not contain any materially false or misleading statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in view of the circumstances in which they are made, not materially misleading.

(P) Related Party Transactions. No Seller, officer or director of a Group Company or member of his or her immediate family (each of the foregoing, a “Related Party”) has any material agreement, understanding, proposed transaction with, or is materially indebted to, any Group Company, nor is any Group Company materially indebted (or committed to make loans or extend or guarantee credit) to any Related Party (other than for accrued salaries, reimbursable expenses or other standard employee benefits). No Related Party has any material direct or indirect ownership interest in any firm or corporation that competes with a Group Company (except that Related Parties may own less than 1% of the stock of publicly traded companies that engage in the foregoing). For purposes of this Section 3.02(R) only, the terms “material” or “materially” shall mean an obligation or interest in excess of US$500,000.

8	Share Purchase Agreement

(Q) Compliance with Other Instruments and Agreements. To the Sellers’ and the Company’s knowledge, none of the Group Companies is in, nor shall the conduct of its business as currently or proposed to be conducted result in, violation, breach or default of any term of its constitutional documents of the respective Group Company (the “Constitutional Documents”), or in any material respect of any term or provision of any mortgage, indenture, agreement or instrument to which the Group Company is a party or by which it may be bound, (the “Group Company Contracts”) or of any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding upon the Group Company. To the Sellers’ and the Company’s knowledge, none of the activities, agreements, commitments or rights of any Group Company is ultra vires or unauthorized.

3.03 Representations and Warranties of the Investor. The Investors, severally and not jointly, hereby represents and warrants to the Sellers on the date of this Agreement and on and as of the date of the Closing, if not the same date as the date hereof, with the same effect as if made on and as of the date of the Closing, as follows:

(A) Status. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

(B) Authorization. Such Investor has full power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, and this Agreement and each of the Ancillary Agreements to which it is a party, when executed and delivered by the Investor, will constitute valid and legally binding obligations of such Investor, enforceable against it in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws or regulations relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(C) Purchase for Own Account. The Shares purchased hereunder by such Investor will be acquired for investment purposes for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that it has not been organized for the purpose of acquiring the Shares, and it does not have any contract with any Person to, directly or indirectly, sell, transfer or grant participations, with respect to any of the Shares purchased hereunder and has not solicited any person for such purpose.

(D) No Public Market. The Investor understands and acknowledges that the sale of the Shares will not be registered or qualified under the U.S. Securities Act of 1933, as amended and interpreted from time to time (“Securities Act”), or any applicable securities laws on the grounds that the sale of securities contemplated by this Agreement is exempt from registration or qualification, and that the Sellers’ reliance upon these exemptions is predicated upon the Investor’s representations in this Agreement. The Investor further understands that no public market now exists for any of the securities issued by the Company and the Company has given no assurances that a public market will ever exist for the Company’s securities.

9	Share Purchase Agreement

(E) Investment Experience. The Investor acknowledges that it is able to bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares purchased hereunder.

(F) Disclosure of Information. Such Investor and its advisors have been furnished with all materials relating to the business, finances and operations of the Company, including but not limited to the Constitutional Documents and the Financial Statements, which have been requested by such Investor or its advisors. Such Investor and its advisors have been afforded the opportunity to ask questions of representatives of the Company and have received answers to such questions, as such Investor deems necessary in connection with its decision to purchase the Shares. Notwithstanding the foregoing, each party acknowledges and agrees that the foregoing shall not in any way limit, reduce or affect the representations and warranties provided by the Sellers in this Agreement or the right of the Investor to rely thereon.

(F) Status of Investor. Such Investor is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, under the Securities Act.

(G) Restricted Securities. Such Investor understands that the Shares purchased hereunder are characterized as “restricted securities” under U.S. federal securities laws inasmuch as they are being acquired from the Sellers in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(H) Legends. Such Investor understands that the certificates evidencing the Shares purchased hereunder may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.”

4. Conditions to Closing

4.01 Conditions to Each Investor’s Obligation at Closing. The obligations of each Investor under Section 2 of this Agreement, unless otherwise waived in writing by the Investor, are subject to the fulfillment on or before the Closing of each of the following conditions:

(A) Representations and Warranties. Except as set forth in the Disclosure Letter, the representations and warranties of the Sellers contained in Section 3.01 and the representations and warranties of the Company and Sellers in Section 3.02, shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, except in either case for

10	Share Purchase Agreement

those representations and warranties (x) that already contain any materiality qualification, which representations and warranties, to the extent already so qualified, shall instead be true and correct in all respects as so qualified as of such respective dates and (y) that address matters only as of a particular date, which representations will have been true and correct in all material respects (subject to clause (x)) as of such particular date.

(B) Performance. Each Seller shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(C) Authorizations. The Sellers shall have obtained all authorizations, approvals, waivers or permits of any person or any governmental authority necessary for the consummation of all of the transactions contemplated by this Agreement and the Ancillary Agreements.

(D) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart original or other copies of such documents as it may reasonably request.

(E) Shareholders Agreement. The Company and the Sellers that continue to hold Common Shares of the Company shall have executed and delivered to the Investor the Shareholders Agreement.

(F) Escrow Agreement. Each of the parties to the Escrow Agreement, other than the Investor, shall have executed and delivered to the Investor the Escrow Agreement.

(G) Compliance Certificate. A certificate signed by a representative of the Sellers and the Company certifying that the conditions specified in Sections 4.01(A), 4.01(B) and 4.01(C) have been fulfilled and stating that there has been no material adverse effect on the Company Group’s business, properties or financial condition since the date of the Financial Statements shall have been delivered to the Investors.

(H) Completion of Diligence. The Investors shall have satisfactorily completed their business, financial and legal due diligence.

(I) Legal Opinion. Legal opinions by the Company’s Cayman Islands, Hong Kong, PRC and Taiwan counsels dated as of the Closing and addressed to the Lead Investors, in form and substance reasonably satisfactory to the Lead Investors (with the legal opinion by the Company’s Hong Kong counsel limited to enforceability of this Agreement and the Ancillary Agreements and the Taiwan opinion delivered in the form of an advice memo), shall have been delivered to the Lead Investors. For purpose of this Section 4.01(I), the Lead Investors are: Intel Capital Corporation, Tetrad Ventures Pte Ltd., HSBC HAV2 (II) Limited, RimAsia Capital Partners, L.P., NEA Ventures 2005, New Enterprise Associates 11, Yuco Equity Corp., CIR International S.A. and Jade Key Enterprises Ltd.

(J) Certificate of Good Standing. A certificate of good standing issued by the Registrar of Companies of the Cayman Islands dated no earlier than ten (10) days prior to the date of Closing, shall have been delivered to the Investors.

11	Share Purchase Agreement

4.02 Conditions of Each Seller’s Obligations at Closing. The obligations of each Seller to the Investor under this Agreement, unless otherwise waived in writing by each Seller, are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

(A) Representations and Warranties. The representations and warranties of the Investor contained in Section 3.03 shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

(B) Payment of Purchase Price. The Investors shall have paid the Purchase Price for the Shares as contemplated in Section 2.02(B) hereof.

5. Share Price Adjustment; M&A Event Price Protection

5.01 One-Time Share Price Adjustment Upon the IPO. It is anticipated that the Company will undertake to complete an “IPO” (as that term is defined in the Shareholders Agreement). The parties have agreed that upon the closing of the IPO the Share Price shall be adjusted as follows:

(A) First:

(1) If the IPO closes on or before June 30, 2006, the Share Price paid or payable by the Investors shall be reduced (but not increased) to an amount equal to seventy percent (70%) of the offering price of the Common Shares in the IPO; and

(2) If the IPO closes after June 30, 2006 but on or before June 30, 2007, the Share Price paid or payable by the Investors shall be reduced (but not increased) to an amount equal to sixty percent (60%) of the offering price of the Common Shares in the IPO; and

(B) Second, if the number of Common Shares outstanding on a fully-diluted basis as of the closing of the IPO (including any shares (i) issued under the greenshoe option, (ii) issuable pursuant to outstanding options, or (iii) reserved for issuance under an option plan) (the “IPO FD Shares”) is greater than five hundred twenty eight million (528,000,000) (which is 110% of the Common Shares outstanding as of the Closing), then the Share Price paid or payable by the Investors shall be further adjusted by multiplying the Share Price (as may have already been adjusted pursuant to Section 5.01(A)) by a fraction, the numerator of which is 528,000,000 and the denominator of which is the number of IPO FD Shares.

(C) Then, if the Share Price as may be adjusted pursuant to this Section 5.01 (“Adjusted Share Price”) is US$0.729 or less, then the Investors and Sellers shall authorize the Escrow Agent to release all funds in the Escrow Account (including any accrued interest) to the Investors, by executing an appropriate Escrow Release Notice (as that term is defined in the Escrow Agreement). If the Adjusted Share Price is less than US$0.833 but greater than US$0.729, then the Investors and Sellers shall promptly authorize the Escrow

12	Share Purchase Agreement

Agent to release (i) an amount equal to the difference between the Share Price and the Adjusted Share Price to the Investors, and (ii) an amount equal to the difference between the Adjusted Share Price and US$0.729 to the Sellers, by promptly executing an appropriate Escrow Release Notice. In such case, the Investors and Sellers shall apportion any accrued interest remaining in the Escrow Account on a pro-rata basis to the recipients of the Escrow Funds. For example, if 60% of the Escrow Funds were paid to the Sellers and 40% were paid to the Investors, then 60% of the remaining accrued interest in the Escrow Account would be paid to the Sellers and 40% would be paid to the Investors.

5.02 Limit on Share Price Adjustment. The reduction in Share Price pursuant to Section 5.01 shall be limited to a maximum of US$0.104 per Share, or approximately twelve and a half percent (12.5%) of the original Share Price of US$0.833.

5.03 Share Price Adjustment If No IPO. If the IPO does not close by July 1, 2007, the Share Price paid or payable by each Investor for each Share purchased herein shall be reduced to US$0.729, and the Investors and Sellers shall promptly authorize the Escrow Agent to release all funds held in the Escrow Account (including all accrued interest) to the Investors on a pro-rata basis, by promptly executing an appropriate Escrow Release Notice.

5.04 M&A Event Price Protection. If at any time before the Company’s IPO, there occurs (A) an acquisition of the Company by means of share purchase, merger, consolidation or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring company or its subsidiary (other than a transaction in which shareholders of the Company immediately prior to such transaction beneficially own a majority of the voting shares of the surviving company immediately following such transaction or a transaction for the sole purpose of changing the corporate domicile); (B) any other transaction as a result of which persons, other than the shareholders of the Company immediately prior to the transaction, beneficially own a majority of the voting shares of the surviving entity immediately following such transaction; (C) a dissolution or winding up of the Company following a sale or conveyance by the Company of all or substantially all of its assets (including the sale or exclusive licensing of all or substantially all of the intellectual property of the Company, other than in the ordinary course of business); or (D) the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary (each of the above, a “M&A Event” and collectively, “M&A Events”), the Sellers jointly and severally agree that if the consideration received by the Investors from their participation in, or as a result of, such M&A Events is less than 110% of the Purchase Price paid or payable by the Investors at Closing (“Original Purchase Price”), the Sellers shall pay on demand to the Investors, the difference between the Original Purchase Price and 110% of the Original Purchase Price. The sole source for such payment to the Investors shall be the Escrow Account, and to the extent the funds in the Escrow Account are insufficient the Sellers shall have no further liability to the Investors. The Investors and Sellers shall promptly authorize the Escrow Agent to release the appropriate funds from the Escrow Account to make such payment to the Investors on a pro-rata basis, by promptly executing an appropriate Escrow Release Notice. This right shall lapse upon the earlier of (i) the closing of the IPO, and (ii) July 1, 2007, if the M&A Event does not close prior to such date.

5.05 Distribution of Remaining Funds.

(A) If the IPO closes prior to July 1, 2007 and no adjustment to the Share Price is triggered, the Investors and Sellers shall promptly authorize the Escrow Agent to release all funds in the Escrow Account (including all accrued interest) to the Sellers on a pro rata basis by executing an appropriate Escrow Release Notice.

13	Share Purchase Agreement

(B) If a compensation payment has been made to the Investors pursuant to Section 5.04 and funds remain in the Escrow Account, the Investors and Sellers shall promptly authorize the Escrow Agent to release all funds in the Escrow Account to the Sellers on a pro rata basis, by executing an appropriate Escrow Release Notice. However, in such case any remaining accrued interest shall be distributed on a pro-rata basis to the recipients of the Escrow Funds.

6. Confidentiality

6.01 Disclosure of Terms. The terms and conditions (collectively, the “Terms”), of this Agreement and the Ancillary Documents, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, all exhibits and schedules attached hereto and thereto (collectively, the “Financing Agreements”) and the transactions contemplated by the Financing Agreement, including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

6.02. Non-disclosure of Company Information. Save for Intel Corporation (“Intel”) which shall be separately bound by its Corporate Non Disclosure Agreement as referred to below in Section 6.07, each Investor agrees with the Company that it will keep confidential and will not disclose or divulge, any information which such Investor obtains from the Company, pursuant to financial statements, reports, and other materials provided by the Company to such Investor, or pursuant to information rights granted under the Shareholders Agreement or any other related documents (“Confidential Information”), unless the Confidential Information is known, or until the Confidential Information becomes known, to the public through no fault of such Investor, or unless the Company gives its written consent to such Investor’s release of the Confidential Information.

6.03 Press Releases. Within sixty (60) days of the Closing, the Company may issue a press release disclosing that Investors have invested in the Company provided that (a) the release does not disclose any of the Terms, (b) the press release discloses only the entire amount invested in the investment round, without disclosing the amount invested by any particular Investor, and (c) the final form of the press release is approved in advance in writing by each Investor mentioned therein. Investors’ names and the fact that Investors are shareholders in the Company can be included in a reusable press release boilerplate statement, so long as each Investor has given the Company its initial approval of such boilerplate statement and the boilerplate statement is reproduced in exactly the form in which it was approved.

6.04 Permitted Disclosures. Notwithstanding the foregoing or anything to the contrary,

(A) the Sellers may disclose any of the Terms to the Company and to their or the Company’s current or bona fide prospective investors, directors, employees, shareholders, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations;

14	Share Purchase Agreement

(B) each Investor may, without disclosing the identities of the Sellers, other Investors or the Terms of their respective investments in the Company without their consent, disclose such Investor’s investment in the Company to third parties or to the public at its sole discretion and, if it does so, the other parties shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by such Investor.

(C) each Investor shall have the right to disclose:

(1) any Terms or Confidential Information to such Investor’s and/or its affiliate’s legal counsel, auditor, insurer, accountant, consultant or to an officer, director, general partner, limited partner, fund manager, shareholder, investment counselor or advisor, or employee of such Investor and/or its affiliate on a need-to-know basis; provided, however, that any such counsel, auditor, insurer, accountant, consultant, officer, director, general partner, limited partner, fund manager, shareholder, investment counselor, advisor, or employee have been requested to maintain such confidentiality and are under appropriate non-disclosure obligations imposed by professional ethics, law, contract or otherwise;

(2) any Terms or Confidential Information for fund and inter-fund reporting purposes, as well as in capital call notices and periodic fund reports by an Investor to its investors or limited partners relating to this transaction;

(3) any Terms or Confidential Information to bona fide prospective purchasers/investors of any share, security or other interests in the Company, provided, however, that any such prospective purchasers/investors have been requested to maintain confidentiality of the information disclosed and are under appropriate non-disclosure obligations to do so. Further, to the extent one Investor wishes to disclose information about another Investor, it shall first obtain the written approval of such other Investor,

(4) any Terms or Confidential Information contained in press releases or public announcements of the Company pursuant to Section 6.02 above.

(D) the confidentiality obligations set out in this Section 6 do not apply to:

(1) Confidential Information which was in the public domain or otherwise known to the relevant party before it was furnished to it by another party hereto or, after it was furnished to that party, entered the public domain otherwise than as a result of (i) a breach by that party of this Section 6 or (ii) a breach of a confidentiality obligation by the discloser, where the breach was known to that party;

(2) Confidential Information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; and

15	Share Purchase Agreement

(3) Confidential Information disclosed by any director of the Company to its appointer or any of its affiliates or otherwise in accordance with the foregoing provisions of this Section 6.03.

6.05 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws or regulations) to disclose the existence of this Agreement or any Terms or Confidential Information in contravention of the provisions of this Section 6, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Terms or Confidential Information that is, in the Disclosing Party counsel’s opinion, legally required for compliance with such legally compelled disclosure, and shall exercise reasonable efforts to request that confidential treatment be accorded such Terms or Confidential Information.

6.06 Notices. All notices required under this Section 6 shall be made pursuant to Section 7.06 of this Agreement.

6.07 Intel CNDA. The provisions of this Section 6 shall be in addition to, and not in substitution for, the provisions of the separate nondisclosure agreements executed by the Company with Intel with respect to the transactions contemplated herein. Additional disclosures and exchange of confidential information between the Company and Intel (including without limitation, any exchanges of information with any board observer designated by Intel) shall be governed exclusively by the terms of the Corporate Non-Disclosure Agreement No. 2537321 dated May 19, 2005, executed by the Company and Intel (the “Intel Non-Disclosure Agreement”).

7. Miscellaneous

7.01 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consent of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.02 Indemnity. (A) The Sellers shall, severally and not jointly, indemnify the Investors for any losses, liabilities, damages, liens, penalties, costs and expenses, including reasonable advisor’s fees and other reasonable expenses of investigation and defense of any of the foregoing (but excluding any consequential, speculative or punitive damages), incurred by Investor as a result of any breach or violation of any representation or warranty made by the Sellers or any breach by the Sellers of any covenant or agreement contained herein or in any of the Ancillary Agreement. If the Investor believes that it has a claim that may give rise to an indemnity obligation hereunder, it shall give prompt notice thereof to the Sellers stating specifically the basis on which such claim is being made, the material facts related thereto, and the amount of the claim asserted. No such claim shall be

16	Share Purchase Agreement

settled or resolved without the consent of the Sellers, except that any dispute related thereto will be resolved pursuant to Section 7.12. Any Seller indemnity obligation that is determined to arise hereunder shall be satisfied solely with, and recourse will be limited solely to, the Purchase Price received by such Seller hereunder. By way of clarification but not limitation, no other assets of a Seller shall in any respect be used to satisfy any indemnity obligation of such Seller; (B) The Investors shall, severally and not jointly, indemnify the Sellers for any losses, liabilities, damages, liens, penalties, costs and expenses, including reasonable advisor’s fees and other reasonable expenses of investigation and defense of any of the foregoing (but excluding any consequential, speculative or punitive damages), incurred by Sellers as a result of any breach or violation of any representation or warranty made by the Investors or any breach by the Investors of any covenant or agreement contained herein or in any of the Ancillary Agreement. If a Seller believes that it has a claim that may give rise to an indemnity obligation hereunder, it shall give prompt notice thereof to the Investors stating specifically the basis on which such claim is being made, the material facts related thereto, and the amount of the claim asserted. No such claim shall be settled or resolved without the consent of the Investors, except that any dispute related thereto will be resolved pursuant to Section 7.12. Any Investor indemnity obligation that is determined to arise hereunder shall be satisfied solely with, and recourse will be limited solely to, the Shares held by the Investor (with each such share valued at the greater of (1) the price paid for each Share hereunder (as adjusted for share splits, combinations, recapitalizations, reclassifications and similar transactions) and (2) the fair market value of such Common Shares (determined pursuant to Section 7.12 if the parties to such dispute cannot agree). By way of clarification but not limitation, no other assets of an Investor shall in any respect be used to satisfy any indemnity obligation of such Investor.

7.03 Governing Law. This Agreement shall be governed by and construed under the laws of Hong Kong, S.A.R., without regard to principles of conflicts of law thereunder.

7.04 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

7.05 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.06 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown in Exhibit A-1, Exhibit A-2 or on the signature page hereof (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties to this Agreement given in accordance with this Section 7.06). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

17	Share Purchase Agreement

7.07 Finder’s Fee. Each party agrees to indemnify and to hold harmless the other from any liability for any broker, finder or similar fee or commission (and the reasonable costs and expenses of defending against such liability or asserted liability) incurred by such party in connection with the transactions contemplated hereunder.

7.08 Fees and Other Expenses. Each party hereto shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the Ancillary Agreement and the transactions contemplated hereby and thereby.

7.09 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.11 Entire Agreement. This Agreement, the documents referred to herein, together with all schedules and exhibits hereto and thereto, and the Intel Non-Disclosure Agreement constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. For the avoidance of doubt, except for the Intel Non-Disclosure Agreement, this Agreement shall be deemed to terminate and supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date of this Agreement, none of which agreements shall continue, including the Non-binding Term Sheet, dated as of June 27, 2005.

7.12 Dispute Resolution.

(A) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(B) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three arbitrators. Each of the Company, on the one hand, and the Investor, on the other hand, shall select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in

18	Share Purchase Agreement

their selection to any prescribed list. The Chairman of the Centre shall select the third arbitrator, who shall be qualified to practice law in Hong Kong S.A.R. If either party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

(C) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the Centre in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 7.12, including the provisions concerning the appointment of arbitrators, the provisions of this Section 7.12 shall prevail.

(D) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong, S.A.R. and shall not apply any other substantive law.

(E) Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(F) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.

(G) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

7.13 Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have to seek at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

7.14 Interpretation. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term ”including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and (viii) all references to dollars are to currency of the United States of America.

7.15 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

19	Share Purchase Agreement

7.16 No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

7.17 Exculpation among Investors. Each Investor acknowledges that it is not relying upon any person or entity other than each of the Sellers (and the Company with respect to the representations and warranties it makes in this Agreement) in making its investment or decision to purchase the Shares, and specifically and without limitation is not relying on any other Investor or any other Investor’s controlling persons, members, shareholders, officers, directors, employees, agents, or professional advisers, or on any advice, representations, or work product of any of them. Each Investor hereby waives any claim against, and covenants not to sue, any other Investor or the respective controlling persons, officers, directors, members, shareholders, partners, agents or employees of any Investor on account of any action heretofore or hereafter taken or omitted to be taken in connection with this Agreement or any transaction contemplated hereby.

7.18 Non-Competition. The Sellers undertake that they will not, either directly or through other nominees or structures, engage or invest in any other business that directly competes with the Company Group, provided, however, that ownership of less than 1% of the stock of a publicly traded company that competes with the Company Group shall not be considered a breach of this covenant.

7.19 Related-Party Transactions. Until the closing of the IPO (as defined in the Shareholders Agreement), other than this Agreement and the Ancillary Agreements, all related party transactions between any of the Company, the officers and directors of the Company Group, the Sellers, and the other shareholders of the Company, shall be negotiated and entered into on an arms-length basis.

7.20 Use of “Intel” Name or Logo. Without the prior written consent of Intel, and whether or not Intel is then a shareholder of the Company, none of the Company Group nor any Seller shall use, publish or reproduce the name “Intel” or any similar name, trademark or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

7.21 Authorization to Execute Compliance Certificate. Each Seller and the Company agrees that Rich Dragon Consultants Limited is authorized to execute the certificate referred to in Section 4.01(G) for and on behalf of each such Seller and the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

20	Share Purchase Agreement

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

COMPANY:

Actions Semiconductor Co., Ltd.

By:

Name:

Title:

Address:

[SIGNATURE PAGE TO ACTIONS SEMICONDUCTOR CO., LIMITED

SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

SELLERS:

Anglia Fortune Limited

By:

Name:

Title:

Cheshire Red Investments Limited

By:

Name:

Title:

Chinsola Enterprises Limited

By:

Name:

Title:

Cortek Enterprises Inc.

By:

Name:

Title:

[SIGNATURE PAGE TO ACTIONS SEMICONDUCTOR CO., LIMITED

SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

SELLERS:

Cumbria Universal Corporation Limited

By:

Name:

Title:

Eagle Vision Consultants Limited

By:

Name:

Title:

Fineway Group Limited

By:

Name:

Title:

Meva Group Limited

By:

Name:

Title:

[SIGNATURE PAGE TO ACTIONS SEMICONDUCTOR CO., LIMITED

SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

SELLERS:

Precise Media Investment Limited

By:

Name:

Title:

Rich Dragon Consultants Limited

By:

Name:

Title:

Starlink Development Limited

By:

Name:

Title:

Universal Charger Ventures Incorporated

By:

Name:

Title:

Winday Technology Development Limited

By:

Name:

Title:

[SIGNATURE PAGE TO ACTIONS SEMICONDUCTOR CO., LIMITED

SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

SELLERS:

World Vision Consultants Limited

By:

Name:

Title:

Yiu Yeung Enterprises Limited

By:

Name:

Title:

[SIGNATURE PAGE TO ACTIONS SEMICONDUCTOR CO., LIMITED

SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

INVESTORS:

Tetrad Ventures Pte Ltd

By:

Name:

Title:

Intel Capital Corporation

By:

Name:

Title:

HSBC HAV2 (II) Limited

By:

Name:

Title:

[SIGNATURE PAGE TO ACTIONS SEMICONDUCTOR CO., LIMITED

SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

INVESTORS:

RimAsia Capital Partners, L.P.

By:

Name:

Title:

Yuco Equity Corp.

By:

Name:

Title:

CIR International S.A.

By:

Name:

Title:

Jade Key Enterprises Ltd

By:

Name:

Title:

[SIGNATURE PAGE TO ACTIONS SEMICONDUCTOR CO., LIMITED

SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

INVESTORS:

NEA Ventures 2005, Limited Partnership

By: ,
vice-president

New Enterprise Associates 11, Limited Partnership

By: NEA Partners 11, Limited Partnership, its general partner

By: NEA 11 GP, LLC, its general partner

By: ,
manager

Great Joy Limited

By:

Name:

Title:

Digital CT Investment Limited

By:

Name:

Title:

Grand Asia Special Innovation Direct Investment Ltd

By:

Name:

Title:

[SIGNATURE PAGE TO ACTIONS SEMICONDUCTOR CO., LIMITED

SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

INVESTORS:

Asia Pacific Venture Invest L.P.

By:

Name:

Title:

S.I. Technology Venture Capital Limited

By:

Name:

Title:

Vanson Enterprises Limited

By:

Name:

Title:

Shanghai VC (International) Limited

By:

Name:

Title:

[SIGNATURE PAGE TO ACTIONS SEMICONDUCTOR CO., LIMITED

SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

INVESTORS:

Pinetree Capital Fund, L.P.

By:

Name:

Title:

Dramatic Investment Limited

By:

Name:

Title:

Sino-Century Globaltec Co., Ltd.

By:

Name:

Title:

Global Strategic Investment Inc.

By:

Name:

Title:

Global Strategic Investment Management Inc.

By:

Name:

Title:

[SIGNATURE PAGE TO ACTIONS SEMICONDUCTOR CO., LIMITED

SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

Feng Deng

Address:

Min Zhu

Address:

Yan Ke

Address:

[SIGNATURE PAGE TO ACTIONS SEMICONDUCTOR CO., LIMITED

SHARE PURCHASE AGREEMENT]

Exhibit A-1

SCHEDULE OF SELLERS

Seller	Notice Information	No. of Shares Sold	Total Share Price (received)
1. Anglia Fortune Ltd., a BVI Company	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd. Shanghai 200021, PRC	274,464	$228,629.00

2. Cheshire Red Investments Limited, a BVI Company	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd. Shanghai 200021, PRC	2,744,416	$2,286,099.00

3. Chinsola Enterprises Limited, a BVI Company	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd. Shanghai 200021, PRC	10,527,525	$8,769,428.00

4. Cortek Enterprises Inc, a Samoa Company	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd. Shanghai 200021, PRC	12,002,080	$9,997,733.00

5. Cumbria Universal Corporation Limited, a BVI Company	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd. Shanghai 200021, PRC	2,247,552	$1,872,211.00

6. Eagle Vision Consultants Limited, a BVI Company	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd. Shanghai 200021, PRC	3,083,104	$2,568,226.00

7. Fineway Group Limited, a BVI Company	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd. Shanghai 200021, PRC	11,659,328	$9,712,220.00

8. Meva Group Limited, a BVI Company	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd. Shanghai 200021, PRC	14,709,824	$12,253,283.00

9. Precise Media Investment Limited, a BVI Company	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd. Shanghai 200021, PRC	2,413,984	$2,010,849.00

10. Rich Dragon Consultants Limited, a BVI Company	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd. Shanghai 200021, PRC	8,105,184	$6,751,618.00

11. Starlink Development Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd. Shanghai 200021, PRC	15,599,520	$12,994,400

12. Universal Charger Ventures Incorporated, a BVI Company	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd. Shanghai 200021, PRC	11,930,565	$9,938,161.00

Share Purchase Agreement

13. Winday Technology Development Limited, a BVI Company	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd. Shanghai 200021, PRC 200021, PRC	2,891,840	$2,408,903.00

14. World Vision Consultants Limited, a BVI Company	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd. Shanghai 200021, PRC	14,356,000	$11,958,548.00

15. Yiu Yeung Enterprises Limited, a BVI Company	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd. Shanghai 200021, PRC	2,568,544	$2,139,597.00

TOTAL:		115,113,930	$95,889,905.00

*	As provided in Sections 2.02(B)(2)(b) and 2.03, approximately 12.5% of this amount will be set aside in an Escrow Account and will be released in accordance with the terms of this Agreement and the Escrow Agreement.

Share Purchase Agreement

Exhibit A-2

SCHEDULE OF INVESTORS

Investor	Notice Information	No. of Shares Purchased	Total Share Price (paid)
1. Tetrad Ventures Pte Ltd, a Singapore company	168 Robinson Road, #37-01 Capital Tower Singapore 068912	42,016,807	$35,000,000.00

2. Intel Capital Corporation, a Cayman Islands company	c/o Intel Semiconductor Ltd. 32/F., Two Pacific Place 88 Queensway Central Hong Kong Attention: APAC Portfolio Management Fax Number: + (852) 2240 3775 With an electronic copy in .PDF form to: APACportfolio@intel.com With a copy to: Attention: Intel Capital Portfolio Manager 2200 Mission College Blvd. Santa Clara, CA 95052 Fax Number: + (1) 408 765 6038	12,004,802	$10,000,000.00

3. NEA Ventures 2005, Limited Partnership	Louis Citron c/o New Enterprise Associates 1119 St. Paul Street Baltimore, MD 21202	36,003	$29,990.00

4. New Enterprise Associates 11, Limited Partnership	Louis Citron c/o New Enterprise Associates 1119 St. Paul Street Baltimore, MD 21202	17,971,201	$14,970,010.00

5. HSBC HAV2 (II) Limited, a Cayman Islands company	c/o HSBC Private Equity (Asia) Ltd., Level 17, HSBC Building, 1 Queen’s Road Central, Hong Kong, Attn: Managing Director	6,002,401	$5,000,000.00

6. RimAsia Capital Partners, L.P., a Cayman exempted partnership	1302 Bank of America Tower 12 Harcourt Road Admiralty Hong Kong Attn: Managing Partner	7,202,900	$6,000,016.00

7. Yuco Equity Corp., a New York company	Yuco Equity Corp. c/o Yuco Management, Inc. 295 Madison Avenue, 34th Floor New York, NY 10017 USA Attn: Raymond Yu	180,072	$150,000.00

8. CIR International S.A., a Luxembourg company	26, Boulevard Royal (6th floor), L-2449 Luxembourg Attn: Mrs Monica Porfilio Tel.: +352 2299995233 Fax: +352 2299995433 e-mail: cir@pt.lu with a copy to: Enrico Neckels CIR S.p.A. Fax: +39 02 72270.630 e-mail: eneckels@cirgroup.it	2,400,950	$1,999,991.00

9. Jade Key Enterprises Ltd, a British Virgin Islands company	Equity Partners Asia Ltd, Suite 2005, Tower One, Lippo Centre, 89 Queensway, Hong Kong Attn: Tony Yip and Andrew Adamovich	600,233	$499,994.00

Share Purchase Agreement

10. Great Joy Limited	2F, 76, Sec.2, Tun-Hwa S. Rd., Taipei, Taiwan	1,200,480	$1,000,000.00

11. Digital CT Investment Limited	8F-2, No. 99 FuShing N. Rd., Taipei, Taiwan	840,330	$699,995.00

12. Grand Asia Special Innovation Direct Investment Ltd.	8F-2, No. 99 FuShing N. Rd., Taipei, Taiwan	360,140	$299,997.00

13. Asia Pacific Venture Invest L.P.	8F-2, No. 99 FuShing N. Rd., Taipei, Taiwan	2,400,960	$2,000,000.00

14. S.I. Technology Venture Capital Limited	Zhou Jie Shanghai Industrial Holdings Ltd. 26/F, Harcourt House, 39 Gloucester Road, Wanchai HK Tel: 852-2529-5652 Fax: 852-2866-3330	6,002,401	$5,000,000.00

15. Vanson Enterprises Limited, a British Virgin Islands company	W2301 Sun Plaza 88 Xian Xia Rd., Shanghai 20336, PRC	1,200,480	$1,000,000.00

16. Shanghai VC (International) Limited	Suite 1212 Plaza 66, 1266 Nanjing Xi Rd., Shanghai, PRC	1,800,720	$1,500,000.00

17. Pinetree Capital Fund, LP	45 River Drive South, Suite 1505 Jersey City, NJ 07310 USA	2,400,960	$2,000,000.00

18. Dramatic Investment Limited, a British Virgin Islands company	73-07 190th Street Fresh Meadows, NY11366 USA	2,400,960	$2,000,000.00

19. Sino-Century Globaltec Co., Ltd., a British Virgin Islands company	1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC	4,489,690	$3,739,912.00

20. Global Strategic Investment Inc.	4F, No.65, Sec.2, Tun Hwa S.Rd., Taipei, Taiwan	600,240	$500,000.00

21. Global Strategic Investment Management Inc.	4F, No.65, Sec.2, Tun Hwa S.Rd., Taipei, Taiwan	600,240	$500,000.00

22. Deng Feng	c/o Northern Light Venture Capital 2440 Sand Hill Road Suite 201 Menlo Park, CA94025 Attn.: Jeffery Lee Fax Number: +1-(650)-585-5451 With an copy to: Attention: Jeffery Lee 555 Bryant Street Suite 584 Palo Alto, CA 94301 Fax Number: +1-(650)-618-1437	810,324	$675,000.00

23. Min Zhu	c/o Northern Light Venture Capital 2440 Sand Hill Road Suite 201 Menlo Park, CA94025 Attn.: Jeffery Lee Fax Number: +1-(650)-585-5451 With an copy to: Attention: Jeffery Lee 555 Bryant Street Suite 584 Palo Alto, CA 94301 Fax Number: +1-(650)-618-1437	810,324	$675,000.00

Share Purchase Agreement

24. Yan Ke	c/o Northern Light Venture Capital 2440 Sand Hill Road Suite 201 Menlo Park, CA94025 Attn.: Jeffery Lee Fax Number: +1-(650)-585-5451 With an copy to: Attention: Jeffery Lee 555 Bryant Street Suite 584 Palo Alto, CA 94301 Fax Number: +1-(650)-618-1437	780,312	$650,000.00

TOTAL:		115,113,930	$95,889,905

*	As provided in Sections 2.02(B)(2)(b) and 2.03, approximately 12.5% of this amount will be set aside in an Escrow Account and will be released in accordance with the terms of this Agreement and the Escrow Agreement.

Share Purchase Agreement

Exhibit B

SHAREHOLDERS AGREEMENT

Share Purchase Agreement

Exhibit C

ESCROW AGREEMENT

Share Purchase Agreement

Exhibit D

MEMORANDUM AND ARTICLES